EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tekni-Plex, Inc. on Form S-4 of our report dated November 13, 1997, appearing in the Annual Report on Form 10-K of Plastic Specialties and Technologies, Inc. for the year ended July 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Parsippany, New Jersey
April 17, 198